Exhibit 5.1



                    [Letterhead of Morrison & Foerster LLP]



October 20, 2005






Passave, Inc.
2900 Lakeside Drive, Suite 229
Santa Clara, California 95054

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-1 of Passave, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on August 24, 2005 (Registration No. 333-127830) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 4,700,000 shares (the "Primary Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), which are authorized but unissued shares of Common Stock to be offered and sold by the Company, and up to 705,000 shares of Common Stock (the "Secondary Shares" and together with the Primary Shares, the "Shares") that are presently issued and outstanding and will be sold by certain selling shareholders if the underwriters named in the Registration Statement exercise their over-allotment option. The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

      As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Shares.

      We are of the opinion that (1) the Primary Shares to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable and (2) the Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

Very truly yours,


/s/ Morrison & Foerster LLP
Morrison & Foerster LLP